Exhibit 99 (c)(4)

   Preliminary Draft Materials – Highly Confidential              Project Metal  D I S C U S S I O N M AT E R I A L S  5 D E C E M B E R 2 0 1 9  C O N F I D E N T I A L

 Preliminary Draft Materials – Highly Confidential              DisclaimerThe information herein has been prepared by Lazard based upon information supplied by Titanium or Silver, or publicly available information, and portions of the information herein may be based upon publicly available statements, estimates and forecasts with respect to the anticipated future performance of Titanium and Silver and/or certain statements, estimates and forecasts provided by Titanium and/or Silver with respect to the anticipated future performance of Titanium and Silver. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Titanium, Silver or any other entity, or concerning solvency or fair value of Titanium, Silver or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of Titanium and Silver, as the case may be. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of Titanium, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. These materials do not constitute tax, accounting, actuarial, legal or other specialist advice, and Lazard shall have no duties or obligations in respect of these materials or other advice provided, except to the extent specifically set forth in an engagement or other written agreement, if any, that is entered into by Lazard and the Special Committee.  P R O J E C T M E T A L  C O N F I D E N T I A L

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

Preliminary Articulation of Silver Underwriting

TITANIUM EQUITY VALUATION BUILD AT VARIOUS CAP RATES

($ in MMs, except per share figures)	Total			Per Share		
	5.50%	5.25%	5.00%	5.50%	5.25%	5.00%
Total NOI at Share	$596	$596	$596	$6.70	$6.70	$6.70
Less: Lease Termination Income	(15)	(15)	(15)	(0.17)	(0.17)	(0.17)
Underwritten NOI	$581	$581	$581	$6.53	$6.53	$6.53
Applied Cap Rate	5.50%	5.25%	5.00%	5.50%	5.25%	5.00%
Total Gross Asset Value	**$10,559**	**$11,062**	**$11,615**	**$118.76**	**$124.41**	**$130.63**
Less: Total Debt & Preferred	(5,228)	(5,228)	(5,228)	(58.80)	(58.80)	(58.80)
Total Net Asset Value	**$5,331**	**$5,834**	**$6,387**	**$59.96**	**$65.61**	**$71.83**
Less: Capitalized G&A	(533)	(533)	(533)	(6.00)	(6.00)	(6.00)
Total Equity Value	$4,797	$5,300	$5,853	$53.96	$59.61	$65.83

TITANIUM CASH FLOW & MULTIPLE BUILD AT VARIOUS CAP RATES

($ in MMs, except per share figures)	Total			Per Share		
	5.50%	5.25%	5.00%	5.50%	5.25%	5.00%
Underwritten NOI	$581	$581	$581	$6.53	$6.53	$6.53
Less: Annual G&A (a)	(38)	(38)	(38)	(0.42)	(0.42)	(0.42)
Less: Interest Expense & Pref. Dividends (b)	(216)	(216)	(216)	(2.43)	(2.43)	(2.43)
Funds From Operations	**$327**	**$327**	**$327**	**$3.67**	**$3.67**	**$3.67**
Less: Recurring Capital Expenditures	(75)	(75)	(75)	(0.84)	(0.84)	(0.84)
Adj. Funds From Operations	$252	$252	$252	$2.83	$2.83	$2.83
AFFO Yield	*5.2%*	*4.7%*	*4.3%*	*5.2%*	*4.7%*	*4.3%*
FFO Multiple	**14.7x**	**16.2x**	**17.9x**	**14.7x**	**16.2x**	**17.9x**
AFFO Multiple	19.1x	21.1x	23.3x	19.1x	21.1x	23.3x

Source: *Company-provided feedback, company filings, FactSet as of 12/4/2019.*
Note: Reflects verbal communication received from Silver on 12/2/2019. Share count based on fully diluted shares outstanding of ~88.9MM.
(a) Assumes Silver underwrote annual G&A based on FactSet consensus 2020E estimates. Implies underwritten G&A capitalized at ~14.1x multiple.
(b) Interest expense at weighted average cost of ~4.1%, per company-provided 2019E debt and preferred balances and effective interest rates via 3Q 2019 supplement.

LAZARD

1

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

Observations on Silver's Liquidity and Ability to Deleverage

Silver has ample liquidity to finance a transaction with up to 100% cash consideration as well as address any potential accelerating debt and putable preferred equity on change of control

- **At 3Q 2019, Silver had ~$7.1Bn of liquidity that included cash and equivalents of ~$1.0Bn and ~$6.1Bn aggregate borrowing capacity**
  - Cash and equivalents is pro forma for the ~$2.4Bn note paydown on 10/7/2019 and excludes any share of cash from joint ventures
  - Borrowing capacity is net of outstanding (i) ~$125MM in borrowings, (ii) ~$1.3Bn in Commercial Paper and (iii) ~$11MM letters of credit
- **Assuming 100% cash consideration, Silver would need ~$3.1Bn of debt to fund the acquisition, an additional ~$1.1Bn to backstop Titanium's lines of credit accelerating upon a change of control and ~$363MM of preferred equity putable upon change of control**
- **Debt covenants remain well below required levels with at least 50% cushion on all covenants**
  - Contemplated transaction does not materially shift covenants due to relative sizing

Pro Forma FCF (at Share) – 75% Cash / 25% Stock

($ in MMs)	3Q 2019 LTM
Funds From Operations (a)	$4,354
Less: Tenant Allowances	(177)
Less: Operational Capital Expenditures	(191)
Silver Funds Available for Distribution	**$3,986**
Plus: Titanium FFO at 80% Share (b)	261
Less: Titanium Operational CapEx at 80% Share (b)	(60)
Less: Incremental Silver Interest Expense (c)	(52)
Pro Forma Silver FAD	**$4,135**
Less: Dividends & Distributions Paid (d)	(3,020)
Pro Forma Silver Free Cash Flow	**$1,114**
Years to Pay Down ~$2.0Bn of Acquisition Debt	***1.8***
Less: Silver Project CapEx (e)	($753)
Less: Titanium Project CapEx at 80% Share (e)	(167)
Plus: Debt Related to Project CapEx at 50% LTV (e)	460
Pro Forma Silver FCF Post-Project CapEx	**$655**

***50% / 50% Mix:* ~1.0 year** | ***All Cash Deal:* ~2.6 years**

Silver Unsecured Debt Covenant Schedule – 3Q 2019(f)

($ in MMs)	Covenant		Cushion	
	Required	Actual	$ (g)	%
Total Debt to Total Assets (f)	< 60%	39%	$16,319	54%
Total Secured Debt to Total Assets (f)	< 50%	18%	25,568	178%
Fixed Charge Coverage Ratio	>1.5x	5.4x	2,766	260%
Total Unencumbered Assets to Unsecured Debt	>125%	281%	21,387	125%

Pro Forma Silver Covenants – 75% Cash / 25% Stock @ $53 / Share

($ in MMs)	Covenant		Cushion	
	Required	Actual	$ (g)	%
Total Debt to Total Assets (f)	< 60%	43%	$14,496	39%
Total Secured Debt to Total Assets (f)	< 50%	21%	25,216	143%
Fixed Charge Coverage Ratio	>1.5x	4.9x	2,851	227%
Total Unencumbered Assets to Unsecured Debt	>125%	263%	21,303	110%

Source: *Company-provided feedback, Company filings, FactSet as of 12/4/2019.*
(a) FFO at share. Excludes non-cash impacts to FFO, including straight-line rent, stock based compensation, amortization of financing fees and other non-cash items (~$31MM for 2018 FYE).
(b) Per estimated Silver underwriting. FFO is in line with average of 2019E and 2020E analyst consensus estimates, per FactSet. Excludes impact of any potential synergies.
(c) Interest expense related to potential acquisition of 80% interest. Assumes price of $53 per share.
(d) Pro forma for Silver's $8.40 per share annualized dividend on additional ~6.3MM shares.
(e) Assumes 50% of project-based capital expenditures are funded through debt and ignores any stabilized income from projects. Silver CapEx includes conversion from accrual to cash basis.
(f) Assumed to be pro forma for ~$2.6Bn paydown. Represents covenants for indentures dated post-Jun 7, 2005. Total Debt to Total Assets reflects most restrictive requirement.
(g) Cushion represents amount of incremental debt and/or interest expense permitted prior to tripping covenant. Estimated based on Silver disclosures and bond indentures.

LAZARD

2

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

Silver Balance Sheet Impact Across Various Levels of Consideration Mix

Capitalization Build (3Q19 at Silver Share)

($ in MMs, except per share data)

Share Price as of 12/4/2019	$149.14
Diluted Shares Outstanding (MMs)	354
Equity Market Capitalization	$52,741
Consolidated Secured Debt:	
Fixed	$5,999
Variable	711
Consolidated Secured Debt	$6,710
Unsecured (a)	17,240
Other Obligations	67
Consolidated Debt	$24,017
JV Debt:	
Fixed & Hedged	$6,512
Variable	490
TMLP Debt	158
JV Debt	$7,160
Total Debt (a)	$31,177
Less: Cash & Equivalents (a)	(1,411)
Total Net Debt	$29,765
Plus: Preferred	65
Total Net Debt + Preferred	$29,831
3Q 2019 LTM EBITDA at Share	5,451
Net Debt / EBITDA	5.5x
(Net Debt + Pref) / EBITDA	5.5x
Memo: Total Enterprise Value	*$82,572*
Memo: Net Debt / TEV	*36.0%*

Illustrative Deleveraging Timelines

Cash Mix	50%	75%	100%
Years to ~5.9x[b][c]	~0.6 Yrs	~1.1 Yrs	~1.5 Yrs

Credit Rating Agency Summary

- **Fitch current rating of 'A'; downgrade trigger of leverage sustained above 5.5x**
  - Fitch leverage estimated to be ~0.4x lower than current calculations via public filings
    - Implies sustained leverage above ~5.9x on comparable basis may be subject to potential downgrade
- **Moody's current rating of 'A2'; downgrade trigger is "significantly above" 7.0x**
  - Agency also mentions a "highly levered and large acquisition that could present capital structure and operating challenges" would create negative rating pressure, but noted that rating revisions were unlikely for modest / transient weakening of credit metrics
  - Trigger is as of April 2018 and may have been updated since
- **S&P triggers unclear, but current rating of 'A'**

Asset Sales to Remain Below Estimated Fitch Downgrade Trigger

Cash / Stock Mix	Trx. Price	Debt Post-Transaction	Pro Forma EBITDA	Change in Leverage	Pro Forma Leverage	To Remain at ~5.9x[b][d]: Req. Asset Sales @ 6.0% Cap	To Remain at ~5.9x[b][d]: % of Current Silver GAV (c)
50% / 50%	$53.00	$35,581	$5,883	+0.59x	6.05x	$1,541	1.8%
	58.00	35,768	5,883	+0.62x	6.08x	1,830	2.1%
	63.00	35,955	5,883	+0.65x	6.11x	2,118	2.4%
75% / 25%	$53.00	$36,524	$5,883	+0.75x	6.21x	$2,998	3.4%
	58.00	36,799	5,883	+0.79x	6.26x	3,423	3.9%
	63.00	37,075	5,883	+0.84x	6.30x	3,849	4.4%
100% / 0%	$53.00	$37,466	$5,883	+0.91x	6.37x	$4,454	5.1%
	58.00	37,831	5,883	+0.97x	6.43x	5,017	5.7%
	63.00	38,195	5,883	+1.03x	6.49x	5,580	6.4%

Source: Company filings, Green Street Advisors, FactSet as of 12/4/2019.
(a) Pro forma for ~$2.6Bn debt repayment on October 7, 2019.
(b) ~5.9x represents estimated leverage to remain at Fitch downgrade trigger on a comparable basis.
(c) Assumes annual Free Cash Flow and EBITDA growth of 2% and ~$1.1Bn of free cash flow (pre-project CapEx) is utilized solely to pay down debt. Assumes no operational synergies.
(d) Assumes 100% of asset sales are used to pay down debt and ignores transaction costs.
(e) Calculated using Green Street NAV and adjustments to Other Assets & Liabilities.

LAZARD
3

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

Accretion to Titanium Shareholders at Various Prices and Consideration Mixes

Titanium Accretion / (Dilution) per Share by Consideration Mix

Current Metrics

	Current Price	2020E FFO / Share	Consensus NAV	Green Street NAV	Dividend / Share
Silver	$149.14	$12.65	$174.41	$169.13	$8.40
Titanium	$31.72	$3.73	$68.53	$67.90	$2.70

50% Cash / 50% Stock

Offer Price	Exchange Ratio	2020E FFO / Share	Consensus NAV	Green Street NAV	Dividend / Share (a)
$53.00	0.355x	$0.82 / 22.1%	($5.92) / (8.6%)	($7.15) / (10.5%)	$0.29 / 10.6%
56.00	0.375x	1.07 / 28.7%	(2.62) / (3.8%)	(3.95) / (5.8%)	0.45 / 16.8%
59.00	0.396x	1.31 / 35.2%	0.66 / 1.0%	(0.77) / (1.1%)	0.62 / 23.1%
62.00	0.416x	1.56 / 41.7%	3.91 / 5.7%	2.38 / 3.5%	0.79 / 29.3%
65.00	0.436x	1.80 / 48.2%	7.13 / 10.4%	5.50 / 8.1%	0.96 / 35.6%
68.00	0.456x	2.04 / 54.6%	10.33 / 15.1%	8.60 / 12.7%	1.13 / 41.9%
71.00	0.476x	2.28 / 61.0%	13.51 / 19.7%	11.68 / 17.2%	1.30 / 48.1%

Titanium NAV Break-even: Consensus: $58.40; GSA: $59.74

75% Cash / 25% Stock

Offer Price	Exchange Ratio	2020E FFO / Share	Consensus NAV	Green Street NAV	Dividend / Share (a)
$53.00	0.355x	$0.88 / 23.6%	($5.75) / (8.4%)	($7.01) / (10.3%)	$0.29 / 10.6%
56.00	0.375x	1.13 / 30.3%	(2.43) / (3.6%)	(3.80) / (5.6%)	0.45 / 16.8%
59.00	0.396x	1.38 / 37.0%	0.86 / 1.3%	(0.62) / (0.9%)	0.62 / 23.1%
62.00	0.416x	1.63 / 43.7%	4.12 / 6.0%	2.54 / 3.7%	0.79 / 29.3%
65.00	0.436x	1.88 / 50.4%	7.36 / 10.7%	5.68 / 8.4%	0.96 / 35.6%
68.00	0.456x	2.13 / 57.0%	10.58 / 15.4%	8.79 / 12.9%	1.13 / 41.9%
71.00	0.476x	2.38 / 63.7%	13.77 / 20.1%	11.88 / 17.5%	1.30 / 48.1%

Titanium NAV Break-even: Consensus: $58.22; GSA: $59.58

Source: *Company filings, Green Street Advisors, FactSet as of 12/4/2019.*
Note: Not applicable for 100% cash transaction.
(a) Assumes Silver dividend per share remains unchanged at $8.40 per share.

LAZARD 4

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

Considerations of Flowback Process

	AT ANNOUNCEMENT	AT CLOSING	POST-CLOSING
Transaction Process	• Institutional holders exit target to capture initial premium • Arbitrage funds enter seeking returns from mispricing • Speculative activity linked to likelihood of transaction completion	• Selling of target / acquirer stock as forced sellers exit positions • Index trackers exit target stock on closing date and reweight	• Investors with specific mandates continue to exit and reweight • Arbitrage funds that did not exit sell to new demand • Drag on acquirer shares due to selling offset by incremental new demand and flow-forward

Cross-Ownership Observations

- Overlapping shareholder base comprises >40% stakes in both Titanium and Silver
  - Assuming 75% cash consideration, the concentration of top 30 Titanium shareholders in Silver would only increase ~1%[(a)]
  - Non-Silver active investors would only hold ~0.8MM shares on a pro forma basis representing <1 day of trading[(b)]

Short Interest Impact

- In precedent U.S. REIT transactions, acquirer share prices have consistently underperformed post-announcement on both an absolute and relative basis
- Acquirer short interest post-announcement has on average ranged ~6-7%, an increase of ~200-300bps vs. unaffected

Potential Flowback Mitigants

- Market may be receptive to the transaction as Silver has an intimate knowledge of Titanium asset base and strong strategic rationale for operating and capital allocation optimization
- Both Titanium and Silver are U.S. based Mall REITs, which reduces the risk of flowback as there are limited cross-border and cross-industry flows
- Potential for flow-forward as value weighted indices may reallocate into acquirer stock
- Silver has historically supported its share price, averaging ~$340MM of share buybacks per year since approving a buyback program in 2015
  - Silver has repurchased ~$360MM worth of shares year-to-date and approved a new buyback program in March 2019, authorizing up to $2.0Bn in share repurchases
- Ability to negotiate fixed price collar may in part mitigate risk to Titanium

LAZARD

Source: *Company Filings, FactSet as of 12/4/2019.*
Note: Ownership stake based on basic shares outstanding and excludes OP Units.
(a) Pro Forma share ownership based on $53 per share offer with consideration mix of 75% cash / 25% stock, resulting in pro forma common share count of ~312MM.
(b) Based on last 30-day Average Daily Trading Volume.

5

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

Post-Announcement Impact to Acquirer Share Prices – Select U.S. REIT Precedents

- **Acquirer share prices have consistently declined post-announcement on both an absolute and relative basis**
- **Short interest in the acquirer is observed to increase an average of ~275bps during the month post-announcement**

Select Precedent Strategic REIT Mergers Analysis

Date Ann.	Unaffec. Date (a)	Target	Sector	Acquirer	Trx. Value ($Bn)	Consid. Mix % Cash	Consid. Mix % Stock	Target TEV / Acq. TEV	Acquirer Pro Forma Net Debt / EBITDA (b) Multiple	Acquirer Pro Forma Net Debt / EBITDA (b) Mult. Δ	Short Int (% of Float) Abs. +30D	Short Int (% of Float) Δ +30D vs. 0D	Acquirer Absolute TSR (c) +3D	Acquirer Absolute TSR (c) +20D	Acquirer Absolute TSR (c) +1Y	Acquirer Relative TSR vs. Select Peers (d) +3D	Acquirer Relative TSR vs. Select Peers (d) +20D	Acquirer Relative TSR vs. Select Peers (d) +1Y
10/27/19	10/25/19	Liberty Property Trust	Industrial	Prologis, Inc.	$12.6	-	100%	15%	4.2x	+0.3x	2%	+85bps	(3%)	(0%)	0%	(6%)	0%	(1%)
05/06/19	05/03/19	Chesapeake Lodging Trust	Lodging	Park Hotels & Resorts Inc.	2.7	35%	65%	26%	4.4x	+0.5x	5%	(117bps)	(7%)	(16%)	(26%)	(3%)	(7%)	(16%)
03/25/19	03/22/19	TIER REIT, Inc.	Office	Cousins Properties Incorporated	2.4	-	100%	40%	4.5x	+0.7x	5%	+288bps	(3%)	(6%)	4%	(4%)	(5%)	(1%)
09/06/18	03/27/18	LaSalle Hotel Properties	Lodging	Pebblebrook Hotel Trust	5.2	33%	67%	114%	5.5x	+0.6x	19%	+702bps	12%	9%	(12%)	(1%)	(11%)	(13%)
04/29/18	04/27/18	DCT Industrial Trust Inc.	Industrial	Prologis, Inc.	8.1	-	100%	15%	4.3x	+0.1x	2%	+70bps	(3%)	(3%)	18%	(5%)	(8%)	(8%)
03/26/18	11/06/17	General Growth Properties	Retail	Brookfield Property Partners L.P.	26.4	61%	39%	45%	13.0x	(0.7x)	2%	+143bps	(14%)	(14%)	(5%)	(17%)	(12%)	(19%)
06/09/17	06/08/17	DuPont Fabros Technology	Data Center	Digital Realty Trust, Inc.	7.3	-	100%	25%	5.5x	(0.1x)	8%	+31bps	(0%)	(5%)	(3%)	0%	(3%)	(1%)
05/07/17	05/05/17	Care Capital Properties, Inc.	Healthcare	Sabra Health Care REIT, Inc.	4.0	-	100%	121%	5.0x	(0.2x)	19%	+912bps	(10%)	(11%)	(21%)	(10%)	(16%)	(7%)
04/24/17	04/21/17	FelCor Lodging Trust, Inc.	Lodging	RLJ Lodging Trust	2.8	-	100%	67%	4.5x	+1.5x	7%	+447bps	(3%)	(14%)	(9%)	(6%)	(12%)	(21%)
11/14/16	11/11/16	Equity One, Inc.	Retail	Regency Centers Corp.	5.8	-	100%	57%	4.8x	+0.4x	6%	+347bps	(2%)	1%	(0%)	(3%)	(2%)	8%
08/15/16	08/12/16	Post Properties, Inc.	Apartment	Mid-America Apartment Comm.	4.8	-	100%	36%	5.4x	(0.3x)	6%	+344bps	(7%)	(8%)	6%	(6%)	(5%)	(5%)
02/25/16	01/15/16	Rouse Properties, Inc.	Retail	Brookfield Asset Management	2.5	100%	-	2%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
11/08/15	11/06/15	Plum Creek Timber Company	Timber	Weyerhaeuser Company	11.8	-	100%	54%	3.8x	+1.4x	4%	+195bps	(2%)	5%	(2%)	(1%)	7%	(16%)
04/22/15	04/20/15	Associated Estates Realty	Apartment	Brookfield Asset Management	2.5	100%	-	1%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
10/31/14	10/30/14	Aviv REIT, Inc.	Healthcare	Omega Healthcare Investors, Inc.	3.0	-	100%	39%	4.5x	+0.8x	9%	+100bps	(2%)	(2%)	(6%)	(4%)	(6%)	(3%)
09/16/14	09/15/14	Glimcher Realty Trust	Retail	Washington Prime Group, Inc.	4.3	73%	27%	70%	7.7x	+2.3x	11%	n/a	(9%)	(12%)	(32%)	(9%)	(13%)	(42%)
Min					**$2.4**			**1%**	**3.8x**	**(0.7x)**	**2%**	**(117bps)**	**(14%)**	**(16%)**	**(32%)**	**(17%)**	**(16%)**	**(42%)**
25th Percentile					**$2.8**			**22%**	**4.4x**	**(0.1x)**	**4%**	**+85bps**	**(7%)**	**(12%)**	**(11%)**	**(6%)**	**(12%)**	**(16%)**
Mean					**$6.6**			**45%**	**5.5x**	**+0.5x**	**7%**	**+273bps**	**(4%)**	**(5%)**	**(6%)**	**(5%)**	**(7%)**	**(10%)**
Median					**$4.6**			**39%**	**4.7x**	**+0.5x**	**6%**	**+195bps**	**(3%)**	**(5%)**	**(4%)**	**(5%)**	**(7%)**	**(7%)**
75th Percentile					**$7.5**			**59%**	**5.5x**	**+0.8x**	**9%**	**+347bps**	**(2%)**	**(1%)**	**0%**	**(3%)**	**(3%)**	**(1%)**
Max					**$26.4**			**121%**	**13.0x**	**+2.3x**	**19%**	**+912bps**	**12%**	**9%**	**18%**	**0%**	**7%**	**8%**

Source: Company filings, Thomson, FactSet, SNL Financial as of 12/4/2019.

(a) Unaffected Date reflects closing date prior to transaction announcement, or other relevant date as referenced in public filings for the respective transaction.
(b) Sourced from acquirer investor presentations or equity research reports discussing respective transactions.
(c) Represents acquirer share price Total Shareholder Return ("TSR") at 3-day, 20-day, and 1-year intervals post-announcement measured from unaffected date. +1Y data for CUZ / TIER, PK / CHSP, and PLD / LPT represents interim period through 12/4/2019.
(d) Represents relative acquirer share price TSR vs. index of select peers at 3-day, 20-day, and 1-year intervals post-announcement measured from unaffected date. +1Y data for CUZ / TIER, PK / CHSP, and PLD / LPT represents interim period through 12/4/2019.

LAZARD 6

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

Key Preliminary Considerations for a Fixed Price Collar

A fixed price collar provides a specific price when the acquirer's stock price is within a certain range, allowing the parties to distribute the risk of a potential decline or increase in the acquirer's stock price

Potential Rationale for a Fixed Price Collar	• Long time interval expected between signing and closing exposes both parties to greater market risk • High levels of volatility exist in the market or acquirer's stock • Parties are in different industries and/or are substantially different in size, resulting in greater uncertainty of acquirer share price reaction	
When a Collar May Be Unnecessary	• Cash represents a significant portion of overall consideration • Acquirer and target are in the same industry and of similar size • Existence of other material deal protections (e.g. shareholder vote, walkaway rights, MAC triggers, etc.)	
Structuring Considerations	• Width: Generally negotiated with reference to a % spread around acquirer's share price at announcement • Symmetry: Generally symmetric; asymmetric collars can be structured to meet parties' risk preferences • Measurement period: Informed by parties' views of historical acquirer trading • Strength of other deal protections	
	TITANIUM	**SILVER**
Benefits	• Enhanced certainty around aggregate consideration • Market risk transferred to the acquirer within the collar band	• Lower dilution risk on the upside facilitates potential open market support post-announcement • Provides certainty to counterparty
Considerations	• Pricing risk vis-à-vis historical trading of acquirer stock • Potential impact on other deal terms	• Target does not share in downside until collar floor is reached • Willingness to provide in light of relative & historical trading

LAZARD

7

     Preliminary Draft Materials – Highly Confidential              Illustrative Fixed Price Collar Impact  P R O J E C T M E T A L  Source: FactSet as of 12/4/2019.  (a)(b)  Assumes symmetric collar band of +/- 5% vs. Silver reference closing price of $149.14 and $53.00 initial expression of interest at 75% cash / 25% stock consideration mix. Assumes fixed exchange ratio.  ILLUSTRATIVE 10% FIXED PRICE COLLAR AT 75% CASH / 25% STOCK CONSIDERATION(a)                                            $52.50  $53.00  $53.50  $54.00  $54.50  $128  $132  $136  $140  $156  $160    Value to Titanium ($/Share)    Silver Share Price ($/Share)$164 $168    $144 $148 $152Titanium Consideration Per Share                                                                  Fixed exchange ratio deliveredbelow collar floor    Fixed exchange ratio delivered above collar cap  Fixed value delivered within collar range    10% symmetric collar band    Silver Reference Price$149.14  $53.00                                                  Lower Strike:  $141.68 (-5%)      Upper Strike:  $156.60 (+5%)  $52.00$51.72$51.50  $53.96                                                                                                              Impl. Exch. Ratio: 0.374x                                                                                                                              Impl. Exch. Ratio: 0.338x    Exch. Ratio: 0.355x  FIXED PRICE COLLAR SENSITIVITIES  Silver    75% Cash / 25% Stock                    20% Fixed Price Collar    10% Fixed Price Collar    5% Fixed Price Collar    No Collar (b)    Share Price  Price ∆  Value $  Value ∆  Value $  Value ∆  Value $  Value ∆  Value $  Value ∆  $171.51  15.0%  $53.60  1.1%  $54.26  2.4%  $54.62  3.0%  $54.99  3.7%  164.05  10.0%  53.00  -  53.63  1.2%  53.97  1.8%  54.33  2.5%  160.33  7.5%  53.00  -  53.32  0.6%  53.65  1.2%  53.99  1.9%  156.60  5.0%  53.00  -  53.00  -  53.32  0.6%  53.66  1.3%  152.87  2.5%  53.00  -  53.00  -  53.00  -  53.33  0.6%  $149.14  -  $53.00  -  $53.00  -  $53.00  -  $53.00  -  145.41  (2.5%)  53.00  -  53.00  -  53.00  -  52.67  (0.6%)  141.68  (5.0%)  53.00  -  53.00  -  52.66  (0.6%)  52.34  (1.3%)  137.95  (7.5%)  53.00  -  52.65  (0.7%)  52.32  (1.3%)  52.01  (1.9%)  134.23  (10.0%)  53.00  -  52.30  (1.3%)  51.98  (1.9%)  51.68  (2.5%)  126.77  (15.0%)  52.26  (1.4%)  51.61  (2.6%)  51.30  (3.2%)  51.01  (3.8%)  Titanium Consideration per Share  8

     Preliminary Draft Materials – Highly Confidential              C O N F I D E N T I A L  Appendix  P R O J E C T M E T A L

       Preliminary Draft Materials – Highly Confidential              Source: Note: (a)  FactSet as of 12/4/2019.Ownership stake based on basic shares outstanding and excludes OP Units, consolidated across funds.Pro Forma share ownership based on $53 per share offer with consideration mix of 75% cash / 25% stock, resulting in pro forma common share count of ~312MM.  A P P E N D I X  P R O J E C T M E T A L  Titanium vs. Silver Shareholder Overlap Analysis~1% increase in exposure to Silver Pro Forma for Titanium’s top 30 shareholders assuming a 75% cash / 25% stock consideration mix  Denotes Notable Ownership Overlap    TITANIUM TOP SHAREHOLDERS  SILVER TOP SHAREHOLDERS                      Rank    Holder Name    Style              Titanium Silver Silver PF (a)Own % Cum % Ow n % Var % Ow n % Change %    Holder Name    Style          Silver Titanium Ow n % Cum % Ow n % Var %    The Vanguard Group SSgA Funds Management BlackRock Fund Advisors  Index Index Index  13% 13% 14% (1%)7% 20% 5% 2%7% 27% 10% (3%)  Index Index Yield Grow th Index Grow th  14% 14% 13% 1%10% 24% 7% 3%9% 33% 2% 7%6% 39% 1% 4%5% 43% 7% (2%)4% 47% 1% 3%  13%7%2%1%7%1%  0%0%0%0%(0%)0%  Capital Research & Management (World Investors) Capital Research & Management (Global Investors) Wellington Management  Grow th Grow th Grow th  7% 33%3% 37%2% 39%  - 7%- 3%0% 2%  Cohen & Steers Capital Management Yield 2% 41% 9% (7%)  --  0%1%0%  -  APG Asset Management US Geode Capital Management Northern Trust Investments Dimensional Fund AdvisorsCharles Schw ab Investment Management  Yield Index Index ValueGrow th  2% 43%2% 45%2% 47%2% 49%1% 50%  - 2%1% 1%1% 1%2% (0%)2% (0%)  Principal Global Investors Grow th 1% 51% 4% (3%)  Nordea Investment Management AB (Denmark) GARP 1% 52% - 1%  Fidelity Management & Research Grow th 1% 53% 6% (4%)  --  --  The Vanguard GroupBlackRock Fund AdvisorsCohen & Steers Capital ManagementFidelitySSgA Funds ManagementPrincipal Global InvestorsCitigroup Global MarketsMadison InternationalCBRECenterSquare Investment ManagementLaSalle Investment Management SecuritiesLand & BuildingsPrincipal Real Estate InvestorsNorges Bank Investment ManagementCharles Schw ab Investment ManagementDimensional Fund AdvisorsGeode Capital ManagementNorthern Trust InvestmentsDuff & Phelps Investment ManagementMEAG MUNICH ERGO Kapitalanlagegesellschaft mbHHeitman Real Estate SecuritiesMillennium ManagementAMPAEWLegal & General Investment ManagementSecurity Capital Research & ManagementFIAMThe Bank of New York Mellon Corp.Mellon Investments Corp.Columbia Management Investment Advisers  Value Value YieldAggressive Grow th YieldGrow th Yield Grow th Grow th Value Index IndexYield Grow th YieldGrow th Grow th Yield IndexYieldGrow th Grow th Value Grow th  3% 51%3% 54%3% 56%3% 59%2% 61%2% 63%2% 65%2% 67%2% 69%2% 70%1% 72%1% 73%1% 75%1% 76%1% 77%1% 78%1% 79%1% 80%1% 81%1% 82%1% 83%1% 83%1% 84%1% 85%  0%0%1%0%0%0%0%0%  3%3%2%2%2%2%1% 1%1% 1%1% 0%2% 0%2% (1%)2% (1%)0% 1%0% 1%1%1%1%1%0%1%1%0%0%0%  0%0%1%1%0%0%1%1%1%2%2%2%0%0%0%0%0%0%1%0%0%0%0%0%  0%0%0%0%0%0%0%0%0%0%(0%)(0%)0%0%0%0%0%0%0%0%0%0%0%0%  PGGM Vermogensbeheer BVMorgan Stanley Investment Management BlackRock Investment Management (UK) Managed Account AdvisorsNorges Bank Investment Management BlackRock Advisors (UK)Legal & General Investment Management JPMorgan Investment ManagementInvesco AdvisersDaiw a Asset ManagementThe California Public Employees Retirement System Principal Real Estate InvestorsT. Row e Price AssociatesGoldman Sachs & Co.CenterSquare Investment Management  Yield Grow th Grow th Grow th Grow th Index Index Grow th Grow thAggressive Grow th Grow thYield Grow th Grow thAggressive Grow th  1% 55%1% 56%1% 57%1% 58%1% 59%1% 60%1% 60%1% 61%1% 62%1% 63%1% 63%1% 64%1% 65%1% 65%1% 66%  - 1%0% 1%0% 1%0% 1%2% (1%)0% 0%1% (0%)0% 1%1%1%0% 1%2% (1%)0% 0%0% 0%3% (2%)  Subtotal - Top 30 Holders  85%  44% 40%  45% 1% Subtotal - Top 30 Holders 66% 63% 3%                                                              9

Preliminary Draft Materials – Highly Confidential

PROJECT METAL APPENDIX

Titanium Top Active Fund-Level Shareholders

- Active Titanium investors hold ~14.6MM Silver shares on a pro forma basis (~$2.2Bn of nominal value) representing ~10 days of trading[(a)]
- Non-Silver active investors hold ~0.8MM Silver shares on a pro forma basis (~$113MM of nominal value) representing <1 day of trading[(a)]
- ~1.8MM new Silver shares issued to Active Titanium investors as a result of transaction (~$268MM of nominal value) representing ~1 day of trading[(a)]

TITANIUM TOP ACTIVE FUND-LEVEL SHAREHOLDERS

Rank	Fund	Parent	Fund Style	AUM ($Bn)	% O/S Titanium	Titanium as % of Portfolio	% O/S Silver	% O/S Silver PF (b)
1	Citigroup Global Markets	Citigroup Global Markets	Value	$16.9	3.3%	0.4%	-	0.1%
2	Madison International Realty Holdings	Madison International Realty Holdings	Value	0.3	2.9%	16.7%	-	0.0%
3	Cohen & Steers Real Estate Securities Fund	Cohen & Steers	Yield	6.6	2.6%	0.8%	0.2%	0.2%
4	Land & Buildings	Land & Buildings	Growth	0.5	2.3%	9.5%	-	0.0%
5	Nikko Asset World REIT Mother Fund	LaSalle Investment Management	Yield	5.2	2.1%	0.8%	0.4%	0.4%
6	Government Pension Fund	Norges Bank	Growth	788.7	1.6%	0.0%	0.9%	0.9%
7	Fidelity Mid Cap Stock Fund	Fidelity	Growth	7.2	1.5%	0.4%	-	0.0%
8	Cohen & Steers Realty Shares	Cohen & Steers	Growth	4.2	1.4%	0.6%	0.1%	0.1%
9	Fidelity Value Fund	Fidelity	Value	7.0	1.4%	0.4%	-	0.0%
10	MEAG MUNICH ERGO	MEAG MUNICH ERGO	Growth	4.5	1.3%	0.5%	0.1%	0.1%
11	Principal Investors - Real Estate Securities Fund	Principal Global Investors	Yield	5.0	1.2%	0.5%	0.4%	0.4%
12	Heitman Real Estate	Heitman Real Estate	Yield	2.5	1.2%	0.9%	-	0.0%
13	Millennium	Millennium	Growth	54.8	1.2%	0.0%	-	0.0%
14	AEW Capital Management	AEW Capital Management	Yield	4.3	1.1%	0.5%	0.0%	0.0%
15	Cohen & Steers Institutional Realty Shares Fund	Cohen & Steers	Growth	3.6	1.0%	0.5%	0.1%	0.1%
16	DFA Real Estate Securities Portfolio	Dimensional Holdings	Yield	10.6	0.9%	0.2%	0.9%	0.9%
17	Security Capital Research & Management	Security Capital Research & Management	Yield	2.3	0.8%	0.7%	0.0%	0.0%
18	FIAM	FIAM	Growth	48.4	0.7%	0.0%	0.0%	0.0%
19	The Bank of New York Mellon	The Bank of New York Mellon	Growth	143.1	0.6%	0.0%	0.0%	0.0%
20	Principal Investors - Global Real Estate Securities Fund	Principal Real Estate Investors	Yield	3.4	0.5%	0.3%	0.1%	0.1%
21	DFA Global Real Estate Securities Portfolio	Dimensional Fund Advisors	Yield	7.9	0.4%	0.1%	0.4%	0.4%
22	Fidelity Strategic Dividend & Income Fund	Fidelity	Yield	4.9	0.4%	0.2%	0.0%	0.0%
23	CREF Stock Account	TIAA	Growth	115.8	0.4%	0.0%	0.2%	0.2%
24	Fidelity Financials Central Fund	Fidelity	Value	3.4	0.4%	0.2%	0.0%	0.0%
25	Mitsubishi UFJ Kokusai World REIT Open Mother Fund	Morgan Stanley	Yield	2.7	0.4%	0.3%	0.5%	0.5%
26	CBRE Clarion Global Real Estate Income Fund	CBRE	Yield	1.0	0.4%	0.7%	0.1%	0.1%
27	Nordea 1 - Global Real Estate	Cohen & Steers	Yield	1.0	0.4%	0.7%	0.0%	0.0%
28	Virtus Duff & Phelps Real Estate Securities Fund	Duff & Phelps	Yield	0.6	0.3%	1.1%	0.0%	0.0%
29	Salient Select Income Fund	Salient Partners	Yield	0.5	0.3%	1.4%	-	0.0%
30	Brighthouse Funds Trust I	CBRE	Yield	1.3	0.3%	0.5%	0.1%	0.1%
Sub-Total - Top 30 Active Fund Holders					33.0%		4.5%	4.7%

LAZARD

Source: FactSet as of 12/4/2019.
Note: Ownership stake based on basic shares outstanding and excludes OP Units.
(a) Based on last 30 day Average Daily Trading Volume.
(b) Pro Forma share ownership based on $53 per share offer with consideration mix of 75% cash / 25% stock, resulting in pro forma common share count of ~312MM.

10

Preliminary Draft Materials – Highly Confidential

PROJECT METAL

APPENDIX

Overview of Stock Collars

STOCK CONSIDERATION

FIXED PRICE OFFER

FIXED PRICE COLLAR

- **Fixed value is delivered to target at closing so long as acquirer's stock trades within a certain price range**
- **Outside of this range, shares are delivered at a fixed exchange ratio (lower ratio if acquirer's stock has appreciated; higher ratio if acquirer's stock has declined)**
  - Limits dilution to acquirer and exposes target to a decline in value received if acquirer's stock price moves below the low end of the range
  - Target shares in upside value if acquirer's stock price moves above the high end of the range
  - May be used when acquirer is concerned with dilution and/or target desires certainty of value (within a range of acquirer's future stock prices)

FIXED EXCHANGE RATIO OFFER

FIXED EXCHANGE RATIO COLLAR

- **Number of acquirer shares delivered at closing is fixed at defined exchange ratio so long as acquirer's stock price trades within a certain price range**
- **Outside of this range, the number of acquirer shares varies (up or down) so that either a minimum or a maximum fixed value is delivered at closing**
  - Provides an absolute value floor to the target, but target retains some upside if acquirer's stock price increases within the range; value to target is "capped" at the high end of exchange ratio collar
  - Acquirer is fully exposed to share dilution if its stock price drops significantly
  - May be used when acquirer is less concerned with dilution or expects limited price depreciation

LAZARD

11

Preliminary Draft Materials – Highly Confidential              Illustrative Fixed Exchange Ratio Collar Impact  A P P E N D I X  P R O J E C T M E T A L  ILLUSTRATIVE 10% FIXED EXCHANGE RATIO COLLAR AT 75% CASH / 25% STOCK CONSIDERATION(a)                                                  $52.20  $52.40  $52.60  $52.80  $53.00  $53.20  $53.40  $53.60  $53.80  $128  $132  $136  $140  $156  $160  $164 $168    Value to Titanium ($/Share)  Silver Share Price ($/Share)    $144 $148 $152Titanium Consideration Per Share                                                                  Fixed price delivered below collar floor    Fixed price delivered above collar cap  Fixed exchange ratio delivered within collar range    10% symmetric collar band    Silver Reference Price$149.14  $52.37                                                                                                                                                                            Lower Strike:  $141.68 (-5%)                                                                                                                                    Upper Strike:$156.60 (+5%)  $53.70  $53.00                                                                                     Impl. Exch. Ratio: 0.374x      Impl. Exch. Ratio: 0.338x  Exch. Ratio: 0.355x      FIXED EXCHANGE RATIO COLLAR SENSITIVITIESTitanium Consideration per Share    Silver    20% Fixed Exch. Ratio Collar    75% Cash /10% Fixed Exch. Ratio Collar    25% Stock5% Fixed Exch. Ratio Collar    No Collar (b)    Share Price  Price ∆  Value $  Value ∆  Value $  Value ∆  Value $  Value ∆  Value $  Value ∆  $171.51  15.0%  $54.47  2.8%  $53.70  1.3%  $53.34  0.6%  $54.99  3.7%  164.05  10.0%  54.47  2.8%  53.70  1.3%  53.34  0.6%  54.33  2.5%  160.33  7.5%  53.99  1.9%  53.70  1.3%  53.34  0.6%  53.99  1.9%  156.60  5.0%  53.66  1.3%  53.70  1.3%  53.34  0.6%  53.66  1.3%  152.87  2.5%  53.33  0.6%  53.33  0.6%  53.34  0.6%  53.33  0.6%  $149.14  -  $53.00  -  $53.00  -  $53.00  -  $53.00  -  145.41  (2.5%)  52.67  (0.6%)  52.67  (0.6%)  52.68  (0.6%)  52.67  (0.6%)  141.68  (5.0%)  52.34  (1.3%)  52.37  (1.2%)  52.68  (0.6%)  52.34  (1.3%)  137.95  (7.5%)  52.01  (1.9%)  52.37  (1.2%)  52.68  (0.6%)  52.01  (1.9%)  134.23  (10.0%)  51.80  (2.3%)  52.37  (1.2%)  52.68  (0.6%)  51.68  (2.5%)  126.77  (15.0%)  51.80  (2.3%)  52.37  (1.2%)  52.68  (0.6%)  51.01  (3.8%)  Source: FactSet as of 12/4/2019.  (a)(b)  Assumes symmetric collar band of +/- 5% vs. Silver reference closing price of $149.14 and $53.00 initial expression of interest at 75% cash / 25% stock consideration mix. Assumes fixed exchange ratio.  12